SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 19, 1997



                           DIGITAL DATA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)




      Washington                      0-27704                   91-1426372
(State of Incorporation)       (Commission File No.)      (I.R.S. Employer
                                                          Identification Number)


                          3102 Maple Avenue, Suite 230
                               Dallas, Texas 75201
                    (Address of principal executive offices)


                                 (214) 969-7200
              (Registrant's telephone number, including area code)

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ITEM 5.  Other Events.

         In December 1997, the Company's board of directors determined that it was in the best interests of its shareholders for its Transit Network Division to cease operating in Providence, Rhode Island, the result of continuing net operating losses there.

         Further, the board determined that its Transit Network Division would no longer market its next-stop automated audio/visual announcement system ("NextStop"), due to the uncertainty surrounding its manufacturer, as well as the emergence of an increasing number of competitors that have manufacturing and financial resources far greater than those of the Company. Consequently, the Company has notified the Rhode Island Public Transit Authority ("RIPTA") that it would not be able to complete the contract that it was previously awarded to install an automated next-stop route announcement system on six of RIPTA's buses.

         RIPTA has indicated an interest in taking over the operation of the Company's electronic information system in Providence, Rhode Island, and based on preliminary discussions with RIPTA, the Company anticipates no adverse financial or legal consequences resulting from the closure of the Providence, Rhode Island office, or the planned transfer of the operation to RIPTA.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DIGITAL DATA NETWORKS, INC.

Date:   January 21, 1998                   By:  /s/  Donald B. Scott, Jr.
                                                --------------------------
                                                Donald B. Scott, Jr., President